Exhibit 5.1

DLA Piper US LLP
2415 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: 480.606.5100
Facsimile: 480.606.5101
May 16, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Re:	Hypercom Corporation — Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Hypercom Corporation, a Delaware corporation (the “Company”), in connection with the registration for sale under the Securities Act of 1933, as amended (the “Act”), of 10,544,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”). The Shares are issuable upon the exercise of an outstanding warrant (the “Warrant”) held by the selling stockholder identified in the Registration Statement.
We have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Registration Statement, the Warrant and the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).
Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the exercise of the Warrant, the Company’s receipt of the consideration in respect of the exercise price of the Warrant, and the issuance by the Company of the Shares (before resale under the Registration Statement), the Shares will be duly authorized, validly issued, fully paid and nonassessable.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission. We do not express an opinion on any matters other than those expressly set forth in this letter.

Very truly yours,
/s/ DLA Piper US LLP
DLA PIPER US LLP